UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2007

DIGITAL ALLY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33899	20-0064269
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7311 W. 130th Street, Suite 170, Overland Park, KS 66213

(Address of Principal Executive Offices) (Zip Code)

(913) 814-7774

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Transfer of Listing.

(d) Digital Ally, Inc. commenced trading of its common stock on the NASDAQ Capital Market (“Nasdaq”) under the ticker symbol “DGLY” on January 2, 2008.

A copy of the press release announcing the commencement of trading on the Nasdaq is attached hereto as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Effective on December 31, 2007, the Company appointed Thomas J. Heckman as the Chief Financial Officer, Treasurer and Secretary of the Company. Jeffrey A. Bakalar resigned as Chief Financial Officer, Treasurer and Secretary of the Company as of such date.

(d) On December 27, 2007, the Company appointed Daniel F. Hutchins to the Board of Directors of the Company. Mr. Hutchins was also appointed a member and chair of the Audit Committee of the Board. Mr. Hutchins was a member of the Company’s Advisory Board from October 3, 2007 until his appointment to the Board of Directors.

A copy of the press release announcing the appointments of Messrs. Hutchins and Heckman is attached hereto as Exhibit 99.2.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release entitled “Digital Ally, Inc. Celebrates Record 2007 Accomplishments and Rings in the New Year with NASDAQ Listing.”

99.2	Press release entitled “Digital Ally, Inc. Appoints Thomas Heckman Chief Financial Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2008

DIGITAL ALLY, INC.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release entitled “Digital Ally, Inc. Celebrates Record 2007 Accomplishments and Rings in the New Year with NASDAQ Listing.”

99.2	Press release entitled “Digital Ally, Inc. Appoints Thomas Heckman Chief Financial Officer.”